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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-95533, 333-31004 and 333-31006) of Caminus Corporation of our report dated February 22, 2000, relating to the consolidated financial statements and financial statement schedule of Caminus Corporation, and of our report dated August 28, 1998, relating to the financial statements of ZAI*NET Software, Inc., which appear in this Form 10-k.



PricewaterhouseCoopers LLP

New York, NY
March 28, 2000